Exhibit 23.1

Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into GREKA Energy Corporation's previously filed registration statements (File Nos. 333-60621, 333-78673 and 333-30402).


/s/ Arthur Andersen LLP


New York, New York
April 14, 2000